Exhibit 10.1

WARNER MUSIC GROUP CORP.

DIRECTOR RESTRICTED STOCK AWARD AGREEMENT

THIS DIRECTOR RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), is made, effective as of the 26th day of July, 2006 (hereinafter the “Date of Grant”), between Warner Music Group Corp., a Delaware corporation, (the “Company”), and Phyllis E. Grann (the “Director”).

RECITALS:

WHEREAS, the Company has adopted the Warner Music Group Corp. 2005 Omnibus Award Plan (the “Plan”), pursuant to which awards of restricted shares of the Company’s Common Stock may be granted to persons including members of the Board of Directors of the Company (the “Board”); and

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to grant the restricted stock award provided for herein (the “Restricted Stock Award”) to the Director in connection with the Director’s services to the Company, such grant to be subject to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Director and his legal representative in respect of any questions arising under the Plan or this Agreement.

2. Grant of Restricted Stock Award. The Company hereby grants on the Date of Grant to the Director a Restricted Stock Award consisting of 1,793 shares of Common Stock (hereinafter called the “Restricted Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Restricted Shares shall vest in accordance with Section 3(a) hereof.

3. Terms and Conditions.

(a) Vesting. Except as otherwise provided in the Plan and this Agreement, and contingent upon the Director’s continued membership on the Board, one hundred percent (100%) of the Restricted Shares shall vest and become non-forfeitable on the first anniversary of the Award Date (such anniversary, the “Vesting Date”). The “Award Date” shall be February 23, 2006.

(b) Taxes. The Director shall pay to the Company promptly upon request, and in any event at the time the Director recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash.

(c) Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the Director’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular Restricted Shares, the applicable Vesting Date. As a condition to the receipt of this Restricted Stock Award, the Director shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Shares.

(d) Effect of Termination of Services.

(i) Except as provided in subsection (ii) of this Section 3(d), unvested Restricted Shares shall be forfeited without consideration by the Director at any time prior to the Vesting Date upon the Director’s cessation of Board membership.

(ii) Upon the Director’s cessation of Board membership due to death or Disability, any remaining unvested Restricted Shares shall vest on the date of such termination.

(e) Rights as a Stockholder; Dividends. The Director shall be the record owner of the Restricted Shares unless and until such shares are forfeited pursuant to Section 3(d) hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Shares; provided that any cash or in-kind dividends paid with respect to unvested Restricted Shares shall be withheld by the Company and shall be paid to the Director, without interest, only when, and if, such Restricted Shares shall become vested. As soon as practicable following the vesting of any Restricted Shares, certificates for such vested Restricted Shares and any cash dividends or in-kind dividends credited to the Director’s account with respect to such Restricted Shares shall be delivered to the Director or the Director’s beneficiary along with the stock power relating thereto.

(f) Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE WARNER MUSIC GROUP CORP. 2005 OMNIBUS AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, DATED AS OF JULY 26, 2006, BETWEEN WARNER MUSIC GROUP CORP. AND PHYLLIS E. GRANN. A COPY OF SUCH PLAN AND AGREEMENT IS ON FILE AT THE OFFICES OF WARNER MUSIC GROUP CORP.

(g) Transferability. The Restricted Shares may not at any time prior to the Vesting Date (as to any particular Restricted Share) be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

4. Miscellaneous.

(a) Notices. Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received or, if mailed, three days after mailing by registered or certified mail, return receipt requested, or one business day after mailing by a nationally recognized express mail delivery service with instructions for next-day delivery, to those persons listed below at their following respective addresses or at such other address or person’s attention as each may specify by notice to the others:

To the Company:

Warner Music Group Corp.

75 Rockefeller Plaza

New York, New York 10019

Attention: General Counsel

To the Director:

The most recent address for the Director in the records of the Company. The Director hereby agrees to promptly provide the Company with written notice of any change in the Director’s address for so long as this Agreement remains in effect.

(b) Bound by Plan. By signing this Agreement, the Director acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(c) Beneficiary. The Director may file with the Board a written designation of a beneficiary on such form as may be prescribed by the Board and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Director, the executor or administrator of the Director’s estate shall be deemed to be the Director’s beneficiary.

(d) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Director and the beneficiaries, executors, administrators, heirs and successors of the Director.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(f) GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THIS AGREEMENT MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

(g) JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(h) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(i) Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Warner Music Group Corp.

/s/ David H. Johnson
By:	David H. Johnson
Title:	EVP & General Counsel

/s/ Phyllis E. Grann
Phyllis E. Grann